FIRST AMENDED
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
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M-GAB Development Corporation
(Name of Registrant as Specified in Charter)

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INFORMATION STATEMENT

INTRODUCTION

This amended Information Statement is being mailed or otherwise furnished to stockholders of M-GAB Development Corporation, a Florida corporation (the “Company”) in connection with actions taken at its annual meeting of its shareholders held on May 27, 2004 at the Company’s offices at 22342 Avenida Empresa, Suite 220, Rancho Santa Margarita, California, 92688. This Amended Information Statement is being first sent to stockholders on or about June 9, 2004.

Proposals

At the Company’s annual shareholders’ meeting held on May 27, 2004, the shareholders approved two proposals that were either different from or not included in the Company’s original Information Statement filed with the Securities and Exchange Commission on May 3, 2004, and mailed to the Company’s shareholder on or about May 5, 2004. The first proposal was an amendment to the Company’s 2004 Omnibus Securities Plan (“2004 Plan”) to ensure that the plan complies with the Investment Company Act of 1940 (“1940 Act”). The second proposal was to approve an amended and restated 2001 Stock Option Plan (“2001 Plan”) to ensure that the plan complies with the 1940 Act. These two proposals were properly brought before the Company’s shareholders by the Company’s Board of Directors and were approved by a majority of the Company’s shareholders at the annual shareholders meeting. The following is summary of the two additional proposals (“Proposals”) approved by the Company’s shareholders at the annual meeting:

1.   To approve amendments to the Company’s 2004 Omnibus Securities Plan to ensure that the plan is compliant with the Investment Company Act of 1940; and

2.   To approve the Company’s Amended and Restated 2001 Omnibus Securities Plan to ensure that the plan is compliant with the Investment Company Act of 1940.

Vote Required

The vote required to approve each of the above Proposals is the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock is entitled to one (1) vote for each share held.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, is the close of business on April 20, 2004 (the “Record Date”). The Board of Directors of the Company approved the Proposals and presented them at the shareholders’ meeting on May 27, 2004. As of the Record Date, the Company had outstanding 6,383,845 shares of common stock, and no shares of preferred stock were issued or outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Interwest Transfer Company, 1981 – 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 272-9294.

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Vote Obtained - Section 607 Florida Revised Statutes

Sections 607.0701 – 607.0726 of the Florida Revised Statutes (the “Florida Law”) provides that any action may be taken a shareholder’s meeting, without notice, if proper notice was given to the shareholders regarding the meeting, a quorum exists at the meeting, and if a majority of the shareholders approve the proposal. Here, the Company’s annual shareholder meeting was properly noticed by the mailing of a Notice of Annual Meeting of Shareholders on or about May 5, 2004, to all shareholders of record as of April 20, 2004. At the meeting, the Company’s sole director properly raised the Proposals. A quorum of the Company’s common stockholders was present at the meeting and a majority of the Company’s common stockholders approved the Proposals, including, the amendments to the Company’s 2004 Omnibus Securities Plan and the Company’s Amended and Restated 2001 Omnibus Securities Plan. Therefore, the Company’s 2004 Omnibus Securities Plan and the Company’s Amended and Restated 2001 Omnibus Securities Plan were properly approved at the Company’s annual shareholder’s meeting.

PROPOSAL SIX
AMENDING THE 2004 OMNIBUS SECURITIES PLAN

On April 20, 2004, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests and directed that there be submitted to the holders of a majority of the Company’s voting stock for action by written consent, the M-GAB Development Corporation 2004 Omnibus Securities Plan (the “2004 Plan”). On April 20, 2004, a majority of the Company’s shareholders approved the 2004 Plan by written consent.

Based upon information obtained from the Securities and Exchange Commission by the Company’s Board of Directors after April 20, 2004, but before the shareholders meeting on May 27, 2004, the Board of Directors determined that the Company’s 2004 Omnibus Securities Plan was not compliant with the 1940 Act. In order to ensure that the 2004 Plan is in compliance with the 1940 Act, the Board of Directors passed a resolution on May 27, 2004, amending the 2004 Plan to exclude the issuance of unrestricted and restricted stock under the plan (other than as stock granted pursuant to the exercise of a stock option under the plan). Other than the deletion of the provisions authorizing the issuance of unrestricted and restricted stock under the plan, the 2004 Plan contains the same provisions contained in the Company’s original Information Statement.

PROPOSAL SEVEN
AMENDED AND RESTATED 2001 OMNIBUS SECURITIES PLAN

General

On May 27, 2004, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's voting stock for action at the Company’s annual shareholder meeting being held on May 27, 2004, the M-GAB Development Corporation Amended and Restated 2001 Omnibus Securities Plan (the “2001 Plan”). At the Company’s annual shareholder meeting on May 27, 2004, the Plan was approved by a majority of the Company's stockholders. Since the Company is a business development company (“BDC”) under the 1940 Act, the Plan must also be approved by the Securities and Exchange Commission (“SEC”) prior to becoming effective.

The Company currently has reserved 600,000 shares of common stock pursuant to the Plan.

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Purpose

The purpose of the Plan is to promote the interests of the Company (including its subsidiaries) and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, including officers, directors, and key employees, to encourage and reward such persons’ contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders. In furtherance of this purpose, the Plan authorizes the granting of the following types of stock-based awards (each, an “Award”):

•  stock options (including incentive stock options and non-qualified stock options) (“Awards”).

Eligibility

Key employees (including employees who are also directors or officers), and non-interested directors of the Company or any subsidiary are eligible to be granted Awards under the Plan at the discretion of the Board of Directors. In determining the eligibility of any person, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Board of Directors may consider:

  the position, relationship, responsibilities and importance of the person to the Company; and
  such other factors as the Board of Directors deems relevant.

Notwithstanding the foregoing, no options will be issued under the Plan to any member of the Board of Directors who is not an officer or employee of the Company except in accordance with the provisions of Section 61(a)(3)(B)(i)(II) of the 1940 Act.

Administration

The Plan will be is administered by the Board of Directors. In the future, the Board of Directors may form a Compensation Committee to administer the Plan. Any Compensation Committee must be comprised of at least two non-employee directors. If a Compensation Committee is formed to administer the Plan, the Board of Directors may delegate to the Compensation Committee full authority, in its discretion, to:

  select the persons to whom Awards will be granted (each a “Participant”);
  grant Awards under the Plan;
  determine the number of shares to be covered by each Award;
  determine the nature, amount, pricing, timing and other terms of the Award;
  interpret, construe and implement the provisions of the Plan (including the authority to adopt rules and regulations for carrying out the purposes of the plan); and
  terminate, modify or amend the Plan.

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The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Shares Subject to the Plan

A total of 600,000 shares of Common Stock (subject to adjustment as described below) are reserved for issuance under the Plan. Shares of common stock issued under the Plan may be authorized but unissued shares, or shares reacquired by the Company, including shares purchased on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of common stock issued pursuant to Awards under the Plan that are reacquired by the Company pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

Adjustment. In general, the aggregate number of shares as to which Awards may be granted to Participants under the Plan, the number and kind of shares thereof covered by each outstanding Award, and/or the price per share thereof in each such Award will, upon a determination of the Board of Directors, all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from an increase, decrease or exchange in the outstanding shares of common stock or additional shares or new or different shares are distributed in respect of such shares of common stock, through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock split, reverse stock split, spin-off or other distribution with respect to such shares.

Fractional interests will not be issued upon any adjustments made by the Board or Directors; however, the committee may, in its discretion, make a cash payment in lieu of any fractional shares of common stock issuable as a result of such adjustments.

Awards

Stock Options. Under the Plan, the Board of Directors may grant either incentive stock options or nonqualified stock options. Incentive stock options and non-qualified stock options may be granted for such number of shares of common stock as the Board of Directors determines.

The exercise price for each stock option is determined by the Board of Directors. Stock options must have an exercise price of at least 100% in the case of incentive stock options, or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock, of the fair market value of the common stock on the date the stock option is granted. Under the Plan, fair market value of the common stock for a particular date is the average of the closing bid and asked prices per share for the stock as quoted on the OTC Bulletin Board, or other recognized securities exchange, on such date. If the Company’s common stock is not listed on a recognized securities exchange or recognized securities market, the fair market value shall be the current net asset value of the common stock underlying the stock option, or such other valuation as may hereafter be permitted under the 1940 Act.

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No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock). Pursuant to the Plan, the aggregate fair market value of the common stock, for which one or more incentive stock options granted to any participant may for the first time become exercisable as incentive stock options under the federal tax laws during anyone calendar year shall not exceed $100,000.

A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash or by such other means as the Board of Directors may authorize. Fractional shares are not to be issued upon exercise of a stock option. The Board of Directors may grant reload stock options in tandem with stock options that provide for an automatic grant of a stock option in the event a participant pays the exercise price of a stock option by delivery of common stock.

The Board of Directors may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option, as a whole or in part, by increasing the number of shares then purchasable. However, the Board of Directors may not increase the total number of shares subject to an option.

Subject to the foregoing and the other provisions of the Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Board of Directors.

Nontransferability of Option Rights

No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the optionee, an option may only be exercisable by the optionee.

1940 Act Compliance

Notwithstanding the foregoing, for so long as the Company is a BDC under the 1940 Act: (i) the Plan shall be implemented in accordance with the provisions of the 1940 Act and no grants may be made in violation of the provisions of the 1940 Act, (ii) this Plan will not be effective as to any grant that is prohibited by the 1940 Act without SEC relief unless or until the SEC, upon application by the Company, issues an order granting relief to allow the Company to make such grant pursuant to the Plan, and (iii) any grant made in violation of the 1940 Act will be null and void.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Recipients of Awards are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to the Awards.

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        Tax Withholding. If a distribution is made under this Plan in cash, the Company will withhold taxes as required by law. If an Award is satisfied in the form of shares of the common stock, then no shares may be issued unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such Award.

        Deductibility of Awards. Company deductions for Awards granted under the Plan are limited by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) which generally limits the Company’s deduction for non-performance based compensation to $1.0 million per year for the Company’s CEO and its other four (4) most highly compensated officers. The Company has not paid any compensation to any executive officers that was not deductible by reason of the prohibition of Section 162(m).

        Incentive Stock Options. Pursuant to the Plan, employees may be granted stock options that are intended to qualify as “incentive stock options” under the provisions of Section 422 of the Code. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term, depending on the length of time the optionee held the shares.

If the exercise price of an incentive stock option is paid in whole or in part with shares of common stock, no income gain or loss generally will be recognized by the optionee with respect to the shares of common stock paid as the exercise price. However, if such shares of common stock were received upon the exercise of an incentive stock option, the use of those shares as payment of the exercise price will be considered a disposition for purposes of determining whether there has been a disqualifying disposition of those shares.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

        Non-Qualified Stock Options. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price, the stock option will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of common stock, (i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of common stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, will be treated as compensation income received by the optionee on the date of exercise of the stock option. The Company or one of its subsidiaries, generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

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        Reload Option Rights. An optionee should not recognize any taxable income for federal income tax purposes upon receipt of reload option rights, and a reload option should be treated as a non-qualified stock option.

        Other Tax Matters. The exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards following the occurrence of a change in control, in certain circumstances, may result in:

  a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and
  the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

Grants Under the Plan

As of the date of this Information Statement, no employee has been granted Options or Shares under the Plan. However, the Company has issued 600,000 options to its two non-employee directors under the Plan pending approval of the SEC.

By Order of the Board of Directors

Carl Berg, President

Draper, Utah
June 7, 2004

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